Exhibit 99.10

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.00375 per share, of UTStarcom Holdings Corp., and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of September 6, 2019.

Shah Capital Opportunity Fund LP
By: Shah Capital LLC, the General Partner

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah
Title:	Managing Member

Himanshu H. Shah

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah

Hong Liang Lu

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu

Lu Charitable Remainder Trust

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu
Title:	Trustee

Lu Family Trust Hong Liang Lu & Lucy Lu TTEES

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu
Title:	Trustee

Hong Lu and Lucy Lu JTWROS

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu

By:	/s/ Lucy Lu
Name:	Lucy Lu

Hong Liang Lu IRA

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu

The Lu Family Limited Partnership
By: Hong Liang Lu, the General Partner

By:	/s/ Hong Liang Lu
Name:	Hong Liang Lu